      As filed with the Securities and Exchange Commission on November 15, 1999
                                                           Registration No. 33-
-------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                             INTERPHASE CORPORATION
             (Exact name of Registrant as specified in its charter)

           TEXAS                                          75-1549797
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)
                                  13800 SENLAC
                               DALLAS, TEXAS 75234
                                 (214) 919-9000
                            (Address of Registrant's
                          Principal Executive Offices)

                             INTERPHASE CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the Plan)
                                   ----------
                          GREGORY B. KALUSH, PRESIDENT
                             INTERPHASE CORPORATION
                                  13800 SENLAC
                               DALLAS, TEXAS 75234
                                 (214) 654-5000

            (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   Copies to:

                                David H. Segrest
                             Gardere & Wynne, L.L.P.
                           1601 Elm Street, Suite 3000
                               Dallas, Texas 75201
                                 (214) 999-4705
                                   ----------
                         CALCULATION OF REGISTRATION FEE

========================  ===================  =================== ========================  ============================
                                                                           Proposed
                                                    Proposed                maximum
                                Amount               maximum               aggregate                   Amount of
Title of securities             to be            offering price             offering                 registration
  to be registered            registered          per share(2)             price(1)(2)                   fee (2)
========================  ===================  =================== ========================  ============================
Common Stock, no               1,000,000             $17.45               $17,450,000               $4,851.10
par value                       shares
========================  ===================  =================== ========================  ============================

(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Interphase Corporation Amended and Restated Stock Option Plan (the "Plan").

(2) Calculated pursuant to Rule 457(h), based on the prices at which outstanding options may be exercised (as to 380,862 shares), plus the average of the high and low prices for Common Stock on November 9, 1999, as quoted by the NASDAQ Stock Market (as to 619,138 shares for which the exercise price is not known).

         Shares of Common Stock of the registrant for issuance upon exercise of employee stock options have been heretofore registered under Registration Statements on Form S-8 Nos. 33-5811, 33-38977, 33-62136 and 33-87546 of the
registrant. These shares of Common Stock and the options are described in the
Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.
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

         On March 22, 1995, the Board of Directors of the Registrant (the "Board") adopted, subject to shareholder approval, an amendment to the Interphase Corporation Amended and Restated Stock Option Plan (the "Plan") to allow nonqualified options to be granted at less than 100% of fair market value. On June 25, 1996, the Board adopted, subject to shareholder approval, an amendment to the Plan to increase from 1,350,000 to 2,350,000 the aggregate number of shares of the Registrant's Common Stock, no par value per share, reserved for issuance under the Plan and to provide that any and all options may be granted to any one or more participants. The shareholders of the Registrant approved the amendments at the Annual Meeting of Shareholders held on April 11, 1996, and May 14, 1997, respectively. The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-87546) filed with the Securities and Exchange Commission on December 16, 1994, relating to the Plan and to the Interphase Corporation Directors Stock Option Plan (the "Prior S-8" ), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement. The contents of the Registrant's Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission on March 30, 1999, including the documents incorporated by reference therein and the financial statements, are incorporated by reference into this Registration Statement.

                                     PART II

ITEM 8.  EXHIBITS

         In addition to the exhibits filed or incorporated by reference into the Prior S-8, the following documents are filed as Exhibits to this Registration Statement:

         4.1      Interphase Corporation Amended and Restated Stock Option
                  Plan. (1)

         4.2      Interphase Corporation Directors Stock Option Plan. (1)

         4.3      Amendment No. 1 to the Plan. (1)

         4.4      Amendment No. 2 to the Plan. (2)

         4.5      Amendment No. 3 to the Plan. (2)

         5.1      Opinion of Gardere & Wynne, L.L.P. (2)

         23.1 Consent of Arthur Andersen LLP, independent public accountants to incorporation of report by reference. (2)

         23.2 Consent of legal counsel (included in the opinion of Gardere & Wynne, L.L.P., filed herewith as Exhibit 5.1)

         24.1 Power of Attorney (set forth on the signature page of this Registration Statement)


--------------------------------

(1) Filed as an exhibit to the Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1995 and incorporated herein by reference.

(2)      Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on August 10, 1999.

                                        INTERPHASE CORPORATION (Registrant)

                                        By /S/ GREGORY B. KALUSH
                                           ---------------------------------
                                           Gregory B. Kalush, President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints R. Stephen Polley and Gregory B. Kalush and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, and the securities regulatory authorities of the several states, registration statements, any amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act or the registration or qualification under any applicable state securities laws or regulations, of shares of Common Stock issuable pursuant to the Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 10, 1999.


SIGNATURE                                            TITLE
---------                                            -----

 /S/ R. STEPHEN POLLEY                               Chairman of the Board and a Director
-----------------------------
R. Stephen Polley

 /S/ GREGORY B. KALUSH                               Chief Executive Officer, Chief Operating Officer, Chief
-----------------------------                        Financial Officer, President (principal executive officer),
Gregory B. Kalush                                    Vice President of Finance, and Treasurer (principal financial officer and principal accounting officer) and a Director

 /S/ S. THOMAS THAWLEY                               Director
------------------------------
S. Thomas Thawley

 /S/ DAVID H. SEGREST                                Director
------------------------------
David H. Segrest

 /S/ PAUL N. HUG                                     Director
------------------------------
Paul N. Hug

 /S/ JAMES F. HALPIN                                 Director
------------------------------
James F. Halpin

 /S/ WILLIAM VOSS                                    Director
------------------------------
William Voss


                                Index to Exhibits


EXHIBIT
NUMBER                                        DESCRIPTION OF DOCUMENT                    PAGE NO.
-------                                       -----------------------                    --------

 4.1              Interphase Corporation Amended and Restated Stock Option Plan. (1)

 4.2              Interphase Corporation Directors Stock Option Plan. (1)

 4.3              Amendment No. 1 to the
                  Interphase Corporation Amended and Restated Stock Option Plan. (1)

 4.4              Amendment No. 2 to the
                  Interphase Corporation Amended and Restated Stock Option Plan. (2)

 4.5              Amendment No. 3 to the
                  Interphase Corporation Amended and Restated Stock Option Plan. (2)

 5.1 Legal opinion of Gardere & Wynne, L.L.P. (including consent listed as Exhibit 24.2 to this Registration Statement). (2)

23.1              Consent of Arthur Andersen LLP (2)

23.2              Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit 5.1).

24.1              Power of Attorney (set forth on signature page hereof).

--------------------------

(1) Filed as an exhibit to the Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1995 and incorporated herein by reference.

(2)       Filed herewith.